UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2023

Tivic Health Systems, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41052	81-4016391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25821 Industrial Blvd., Suite 100
Hayward, California		94545
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 888 276-6888

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TIVC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

As previously disclosed in that Current Report on Form 8-K filed by Tivic Health Systems, Inc. (the “Company”) with the Securities and Exchange Commission on June 9, 2023 (the “Prior 8-K”), the Company initially called its 2023 Annual Meeting of Stockholders (the “Annual Meeting”) to order on June 6, 2023. However, due to difficulties securing votes from a significant number of the Company’s stockholders, the Company elected to adjourn the Annual Meeting in part, without conducting any business except as described below, in order to allow additional time for stockholders to vote on Proposal Nos. 1 through 3 set forth below. The sole proposal presented to stockholders and voted on at the Annual Meeting on June 6, 2023 was a proposal to authorize the Company’s board of directors (“Board”), in its discretion, to adjourn the Annual Meeting to another place, or a later date, if necessary or appropriate to solicit additional proxies in favor of the foregoing proposals (the “Adjournment Proposal”), which was approved by the Company’s stockholders. The voting results for the Adjournment Proposal are set forth in the Prior 8-K.

On June 14, 2023, the Company reconvened its Annual Meeting with respect to Proposal Nos. 1 through 3. At the close of business on April 13, 2023, the record date for the Annual Meeting, there were 29,677,734 shares of Company common stock issued and outstanding, which constituted all of the issued and outstanding capital stock of the Company as of the record date. At the reconvened Annual Meeting, 16,310,348 of the Company’s 29,677,734 outstanding shares of common stock entitled to vote as of the record date, or approximately 55%, were represented by proxy or in person (virtually), and, therefore, a quorum was present.

The final voting results on Proposal Nos. 1 through 3 presented for stockholder approval at the reconvened Annual Meeting were as follows:

Proposal No. 1: The Company’s stockholders elected one Class II director, to hold office until the Company’s 2026 annual meeting of stockholders, or until his successor is duly elected and qualified, subject to prior death, resignation or removal, as follows:

Name of Director	Votes For	Votes Against	Abstentions	Broker Non-Votes
Dean Zikria	9,216,549	0	916,197	6,177,602

This proposal required the plurality of the votes cast to elect Mr. Zikria as the Class II director.

Proposal No. 2: The Company’s stockholders did not approve the Company’s proposal to authorize the Company to amend its amended and restated certification of incorporation to effect, at the discretion of its Board, a reverse stock split of all of the Company’s issued and outstanding shares of common stock at a ratio of not less than 1-for-5 and not greater than 1-for-30, such ratio to be determined by its Board at any time within twelve months, without further approval or authorization of its stockholders, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,000,037	2,153,285	157,026	0

This proposal required the affirmative vote of at least a majority in voting power of the shares of the Company’s capital stock issued and outstanding as of close of business on the record date to be approved. Although approximately 87% of the votes cast for this proposal were in favor of the proposal, such votes only represented approximately 47% of the Company’s issued and outstanding capital stock outstanding as of the record date, and therefor were not sufficient to approve the proposal.

Proposal No. 3: The Company’s stockholders ratified the selection of Rosenberg Rich Baker Berman, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,466,407	727,906	116,035	0

This proposal required the affirmative vote of a majority of the shares of Company common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter to be approved.

The foregoing proposals, as well as the Adjournment Proposal, are more fully described in the Definitive Proxy Statement on Schedule 14A filed by the Company with the Securities and Exchange Commission on April 24, 2023, which information is incorporated herein by reference.

Item 8.01 Other Events

On June 14, 2023, consistent with prior practices and upon recommendation of the compensation committee of the Board, the Company’s Board granted each of the non-executive members of the Board stock options to purchase 25,000 shares of Company common stock. The stock options have a term of ten years from the date of grant, are exercisable at a price of $0.093 per share (the closing price of the

Company’s common stock on the Nasdaq Capital Market on June 14, 2023), and shall vest as follows: (i) 50% on the first anniversary of the grant date, (ii) 25% on the second anniversary of the grant date, and (iii) 25% on the third anniversary of the grant date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVIC HEALTH SYSTEMS, INC.

Date:	June 16, 2023	By:	/s/ Jennifer Ernst
Name: Jennifer Ernst Title: Chief Executive Officer